UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2007
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
John B. Sanfilippo & Son, Inc. (the “Company”) maintains two primary financing arrangements. The first is a Note Agreement entered into on December 16, 2004 and amended on July 27, 2006, pursuant to which the Company received $65.0 million (the “Note Agreement”). The Note Agreement requires semi-annual principal payments of $3.6 million plus interest through December 1, 2014, had an interest rate of 5.67% before the amendment described below and includes certain restrictive covenants that, among other things, require the Company to maintain certain specified financial ratios, attain minimum quarterly adjusted EBITDA levels ($1.5 million, $5.5 million, $6.25 million and $8.0 million for the four quarters of fiscal 2007), restrict certain investments, indebtedness and capital expenditures and restrict certain cash dividends, redemptions of capital stock and prepayment of certain indebtedness of the Company. The lenders are entitled to require immediate repayment of the Company’s obligations under the Note Agreement in the event the Company defaults on payments required under the Note Agreement, does not comply with the financial covenants, or upon the occurrence of certain other defaults by the Company under the Note Agreement (including a default under the Bank Credit Facility).
The second financing arrangement is a Bank Credit Facility entered into on July 27, 2006 (the “Bank Credit Facility”). The Bank Credit Facility provides for $100.0 million in secured borrowings and is comprised of (i) a working capital revolving loan which provides working capital financing of up to $93.6 million in the aggregate, and matures on July 25, 2009, and (ii) $6.0 million for the IDB Letter of Credit maturing on June 1, 2011 to secure the industrial development bonds which financed the construction of a peanut shelling plant in 1987. Borrowings under the Bank Credit Facility accrue interest at a rate determined pursuant to a formula based on the agent bank’s reference rate, the prime rate and the Eurodollar rate. The interest rate varies depending upon the Company’s quarterly financial performance, as measured by the available borrowing base. The terms of the Bank Credit Facility include certain restrictive covenants that, among other things, require the Company to maintain certain specified financial ratios (if the borrowing base is below a designated level), restrict certain investments, indebtedness and capital expenditures and restrict certain cash dividends, redemptions of capital stock and prepayment of certain indebtedness of the Company. The lenders are entitled to require immediate repayment of the Company’s obligations under the Bank Credit Facility in the event the Company defaults on payments required under the Bank Credit Facility, does not comply with the financial covenants contained in the Bank Credit Facility, or upon the occurrence of certain other defaults by the Company under the Bank Credit Facility (including a default under the Note Agreement). The Company is required to pay termination fees of $2.0 million and $1.0 million if it terminates the Bank Credit Facility in the first and second years of the agreement, respectively.
On June 1, 2007, John B. Sanfilippo & Son, Inc. (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement effective May 31, 2007 (the “Bank Credit Facility Amendment”) with U.S. Bank National Association, LaSalle Bank National Association and ING Capital LLC (collectively the “Lenders”), which waived certain events of defaults and amended certain terms of the Bank Credit Facility. The Bank Credit Facility Amendment waives all non-compliance with the minimum working capital covenant through the Company’s third quarter ended March 29, 2007 and first two interim months for the fourth quarter and fiscal year ending June 28, 2007. The Bank Credit Facility Amendment also waives all cross-defaults under the Company’s Note Purchase Agreement for the same time period. The Company expects to be in non-compliance with the same covenants as of and for the quarter ended June 28, 2007. The Company anticipates negotiating with the Lenders for waivers of the future non-compliance with restrictive financial covenants, although there can be no assurance with respect to the outcome of any such negotiations. The Bank Credit Facility Amendment also increases the Company’s interest rate on outstanding amounts under the credit facility by 0.25%, requires the Company to obtain and maintain the services of a financial consultant to assist the Company with its business and financial planning and financial reporting to the Lenders and Noteholders and required the Company to pay a $100,000 amendment fee.

Also, on June 1, 2007 the Company entered into a Limited Waiver and Third Amendment to Note Purchase Agreement effective May 31, 2007 ( the “Note Purchase Agreement Amendment”) with The Prudential Insurance Company of America, Pruco Life Insurance Company, American Skandia Life Assurance Corporation, Prudential Retirement Insurance and Annuity Company, ING Life Insurance and Annuity Company, Farmers New World Life Insurance Company, Physicians Mutual Insurance Company, Great-West Life & Annuity Insurance Company, The Great-West Life Assurance Company, United of Omaha Life Insurance Company and Jefferson Pilot Financial Insurance Company (collectively the “Noteholders”), which waived certain events of defaults and amended certain terms of the Note Agreement. The Note Purchase Agreement Amendment waives all non-compliance with the minimum working capital covenant through the Company’s third quarter ended March 29, 2007 and first two interim months for the fourth quarter and fiscal year ending June 28, 2007 and the minimum quarterly earnings before interest, taxes, depreciation and amortization (“EBITDA”) through the Company’s third quarter ended March 29, 2007. The Note Purchase Agreement Amendment also waives all cross-defaults under the Company’s Bank Credit Facility for the same time period. The Company expects to be in non-compliance with the same covenants as of and for the quarter ended June 28, 2007. The Company anticipates negotiating with the Noteholders for waivers of the future non-compliance with restrictive financial covenants, although there can be no assurance with respect to the outcome of any such negotiations. The Note Purchase Agreement Amendment also increases the Company’s interest rate from 5.67% to 5.92% per annum, requires the Company to obtain and maintain the services of a financial consultant to assist the Company with its business and financial planning and financial reporting to the Lenders and Noteholders and required the Company to pay a $100,000 amendment fee.
The foregoing summary is qualified in its entirety by the relevant agreements which are filed as exhibits to this Current Report and which are incorporated herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
June 7, 2007	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Limited Waiver and Third Amendment to Note Purchase Agreement by and among the Company and the Noteholders, dated May 31, 2007 and executed June 1, 2007

10.1	First Amendment to Amended and Restated Agreement by and among the Company and the Lenders, dated May 31, 2007 and executed June 1, 2007